PRICING SUPPLEMENT NO. 106                                   Rule 424 (b)(3)
DATED: July 16, 1997                                      File No. 333-17985
(To Prospectus dated January 22, 1997
and Prospectus Supplement dated January 22, 1997)

                                 $5,434,620,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:             Floating Rate Notes         Book Entry Notes
$90,000,000                   [x]                         [x]

Original Issue Date:          Fixed Rate Notes            Certificated Notes
July 21, 1997                 [_]                         [_]


Maturity Date:
July 21, 1998

Option to Extend Maturity:                    No  [x]

                                              Yes [_]   Final Maturity Date:

                                             Optional        Optional
                      Redemption             Repayment       Repayment
Redeemable On         Price(s)               Date(s)         Price(s)
-------------         ----------             ---------       ---------

N/A                   N/A                    N/A             N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]         Commercial Paper Rate            Minimum Interest Rate: N/A

[_]         Federal Funds Rate               Interest Reset Date(s): *

[_]         Treasury Rate                    Interest Reset Period: Monthly

[_]         LIBOR Reuters                    Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                       Interest Payment Period: Monthly


[_]         CMT Rate


Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): -0.02%
----------------------------------

*        8/21/97, 9/22/97, 10/21/97, 11/21/97, 12/22/97, 1/21/98,
         2/23/98, 3/23/98, 4/21/98, 5/21/98 and 6/22/98.

**       8/21/97, 9/22/97, 10/21/97, 11/21/97, 12/22/97, 1/21/98, 2/23/98,
         3/23/98, 4/21/98, 5/21/98, 6/22/98 and 7/21/98.

***      One month LIBOR as of July 17, 1997, minus two basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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